SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 17, 2010

CACI International Inc
(Exact name of registrant as specified in its Charter)

Delaware	001-31400	54-1345899
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road
Arlington, Virginia 22201
(Address of principal executive offices)(ZIP code)

(703) 841-7800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240a.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240a.13e-4(c))

ITEM 5.07:	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting of Shareholders of the Company, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, was held on November 17, 2010.

The results detailed below represent the final voting results as certified by the Inspector of Elections:

Proposal 1
The following eleven nominees were elected to the Board of Directors:

Director Name	For	Withheld	Broker Non-Votes

Dan R. Bannister	24,725,694	329,360	2,182,649

Paul M. Cofoni	24,720,013	335,041	2,182,649

Gordon R. England	24,732,548	322,506	2,182,649

James S. Gilmore III	24,768,294	286,760	2,182,649

Gregory G. Johnson	24,779,593	275,461	2,182,649

Richard L. Leatherwood	24,641,470	413,584	2,182,649

J. P. London	24,725,627	329,427	2,182,649

James L. Pavitt	24,775,555	279,499	2,182,649

Warren R. Phillips	24,645,994	409,060	2,182,649

Charles P. Revoile	24,588,948	466,106	2,182,649

William S. Wallace	24,775,609	279,445	2,182,649

Proposal 2
The appointment of Ernst & Young LLP as the Company's independent auditor for fiscal year 2011 was ratified with a vote of 27,041,418 shares for, 189,677 shares against, and 6,618 abstentions.

Proposal 3
The proposal to transact such other business as may otherwise come before the Annual Meeting or any adjournment thereof was not approved with a vote of 2,672,283 shares for, 19,002,626 shares against, 567,995 abstentions, and 4,891,219 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:	/s/ Arnold D. Morse

Arnold D. Morse Senior Vice President, Chief Legal Officer and Secretary